QuickLinks -- Click here to rapidly navigate through this document

AMENDMENT

TO THE

1997 EQUITY PARTICIPATION PLAN

OF

GUITAR CENTER, INC.

    Pursuant to the authority reserved to the Board of Directors (the "Board") of Guitar Center, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (the "Plan"), the Board hereby amends the Plan as follows.

    Section 3.4(d) of the Plan is hereby amended in its entirety to read as follows:

      During the term of the Plan, (i) a person who is initially elected to the Board after the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such initial election automatically shall be granted an Option to purchase 15,000 shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of such initial election, and (ii) a person who is re-elected to the Board after the consummation of the initial public offering of Common Stock and who is an Independent Director at the time of such re-election automatically shall be granted an Option to purchase 7,000 shares of Common Stock (subject to adjustment as provided in Section 10.3) on the date of each annual meeting of stockholders at which the Independent Director is re-elected to the Board. Notwithstanding the first sentence of this paragraph (d), no grant shall be made to an Independent Director pursuant to clause (i) of such sentence if (x) an Independent Director Affiliate of such Independent Director served on the Board within the twelve-month period prior to the initial election of such Independent Director and if such Independent Director Affiliate is not a member of the Board at the time of initial election of such Independent Director, or (y) such Independent Director is an employee of the Company who subsequently retires from the Company and remains on the Board. Notwithstanding the first sentence of this paragraph (d), no grant shall be made to an Independent Director pursuant to clause (ii) of such sentence if such Independent Director was initially elected to the Board within 120 days of such annual meeting of stockholders.

    I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of Guitar Center, Inc., effective as of July 26, 2001.

/s/ BRUCE L. ROSS
Bruce L. Ross Secretary

QuickLinks

AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN OF GUITAR CENTER, INC.